STOCK PURCHASE AGREEMENT

for the acquisition of

 JONES EXHAUST SYSTEMS, INC.

by and among

AERO PERFORMANCE PRODUCTS, INC.,

DAVID LANDRETH & RALPH AMOS,

and

JONES EXHAUST SYSTEMS, INC.

Dated December 17, 2008

Page

ARTICLE 1

DEFINITIONS

1

1.1

Definitions.

1

ARTICLE 2

PURCHASE AND SALE OF SHARES

3

2.1

Purchase and Sale of Shares

3

2.2

Share Escrow

3

2.3

Purchase Price

3

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

4

3.1

Organization, Existence and Good Standing

4

3.2

Subsidiaries and Affiliated Partnerships

5

3.3

Organization, Existence and Good Standing of the Company Subsidiaries

4

3.4

Capitalization

4

3.5

Company Debt

5

3.6

Power and Authority

5

3.7

No Violation; Consents and Approvals

5

3.8

Legal Proceedings

5

3.9

No Undisclosed Liabilities

6

3.10

Absence of Changes

6

3.11

Contracts

6

3.12

Compliance With Law; Governmental Authorizations

6

3.13

Insurance

6

3.14

Tax Matters

6

3.15

Employee Benefit Plans

6

3.16

Licenses and Regulatory Approvals

7

3.17

Financial Statements.

7

3.18

Title to Properties

8

3.19

Real Property

8

3.20

Intellectual Property

8

3.21

Commissions and Fees

9

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

9

4.1

Organization, Existence and Good Standing

9

4.2

Power and Authority

9

4.3

Financing

9

(continued)

Page

4.4

Legal Proceedings

9

4.5

No Violation; Consents and Approvals

10

4.6

Compliance with Law; Governmental Authorizations

10

4.7

Commissions and Fees.

10

ARTICLE 5

ACCESS TO INFORMATION AND DOCUMENTS

10

5.1

Access to Information.

10

5.2

Return of Records

11

ARTICLE 6

COVENANTS OF THE COMPANY

11

6.1

Preservation of Business

11

6.2

Material Transactions

11

6.3

Accounting Methods

12

6.4

No Solicitations

12

ARTICLE 7

COVENANTS OF BUYER

12

7.1

Guarantees

12

7.2

Acquisition of Property

12

ARTICLE 8

COVENANTS OF SELLERS

13

8.1

Landreth Consulting Agreement

13

ARTICLE 9

COVENANTS OF THE SELLERS AND BUYER

13

9.1

Public Disclosures

13

9.2

Other Actions

13

9.3

Other Filings and Consents

14

9.4

Tax Matters

14

ARTICLE 10

TERMINATION, AMENDMENT AND WAIVER

17

10.1

Termination

17

10.2

Effect of Termination

17

10.3

Amendment

17

10.4

Extension; Waiver

17

10.5

Expenses and Fees

18

ARTICLE 11

CONDITIONS PRECEDENT

18

11.1

Conditions Precedent to Obligations of Buyer

18

11.2

Conditions Precedent to Obligations of the Sellers

18

(continued)

Page

ARTICLE 12

CLOSING

19

12.1

Time and Place of Closing

19

12.2

Transactions at Closing

20

ARTICLE 13

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION  21

13.1

Survival.

21

13.2

Indemnification by the Sellers.

21

13.3

Indemnification by Buyer.

21

13.4

Notice and Defense.

22

13.5

Exclusive Remedy.

22

13.6

Limitation on Losses.

22

ARTICLE 14

MISCELLANEOUS

23

14.1

Scope of Representations and Warranties

23

14.2

Notices

23

14.3

Further Assurances

24

14.4

Governing Law

25

14.5

Captions

25

14.6

Integration of Schedules

25

14.7

Entire Agreement

25

14.8

Amendment

25

14.9

Counterparts

25

14.10

Binding Effect; No Third Party Beneficiaries

25

14.11

Assignment.

25

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement"), entered into as of December 17, 2008, by and among AERO PERFORMANCE PRODUCTS, INC., a Nevada corporation ("Buyer"), DAVID LANDRETH and  RALPH AMOS ("Sellers"), and JONES EXHAUST SYSTEMS, INC. (the “Company”);

W I T N E S S E T H:

WHEREAS, Jones Exhaust Systems, Inc., a Tennessee company, is involved in the business of manufacturing and marketing on a wholesale basis automotive parts for exhaust systems;

WHEREAS, the Sellers own all of the issued and outstanding shares of capital stock of the Company; and

WHEREAS, the parties hereto desire to enter into this Agreement pursuant to which the Sellers shall sell and transfer to Buyer, and Buyer shall purchase from the Sellers, all of the issued and outstanding shares of capital stock of the Company (the "Shares"), upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing, and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto do hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1

Definitions.  The following terms, as used herein, shall have the following meanings:

(a)

"Affiliates" shall mean any Person directly or indirectly controlling, controlled by, or under common control with, the Person with respect to whom the term "Affiliate" is used.

(b)

"Closing" shall mean the consummation of the transactions provided for in this Agreement.

(c)

"Closing Date" shall mean the date on which the Closing occurs pursuant to Article 11 hereof.

(d)

"Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder, or any subsequent legislative enactment thereof, as in effect from time to time.

(e)

"GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

(f)

"Governmental Entity" shall mean (i) the United States of America, (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like) or (iii) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

(g)

"To the knowledge," "to the best knowledge" or any similar phrase shall be deemed to refer to the actual knowledge of the Chief Executive Officer and Chief Financial Officer of a party.

(h)

"Material Adverse Effect" shall mean, when used in connection with a party, any change, effect, event or occurrence that has, or would have, individually or in the aggregate, a material adverse impact on the business or financial position of such party and its subsidiaries taken as a whole; provided, however, that "Material Adverse Effect" shall be deemed to exclude (i) changes resulting from the announcement of the transactions contemplated by this Agreement and (ii) changes in general economic conditions or changes affecting the industries generally in which such party operates.

(i)

"Person" shall mean an individual, corporation, partnership, limited liability company, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

(j)

"Subsidiary" shall mean, as to any Person, any other Person of which at least 50% of the equity and voting interests are owned, directly or indirectly, by such first Person.

(k)

"Tax" (and, with correlative meaning, "Taxes" and "Taxable") means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, capital, transfer, employment, withholding and other taxes and assessments, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, and any interest, additions and penalties with respect to a failure to file a Tax Return or a failure to file a complete and correct Tax Return and any interest in respect of such additions or penalties.

(l)

"Tax Returns" means all federal, state, local and foreign income and franchise Tax returns and Tax reports (including any attached schedules) and other Tax statements and other similar filings required to be filed, including any information return (including, without limitation, any information return required to be filed under Section 60501 of the Code), claim for refund, amended return or declaration of estimated Tax.

ARTICLE 2

PURCHASE AND SALE OF SHARES

2.1

Purchase and Sale of Shares.  Subject to the terms and conditions hereinafter set forth, the Sellers shall, at Closing, sell, assign, transfer, convey and deliver to Buyer the Shares, free and clear of all Liens (as hereinafter defined).  Such sale, assignment, transfer, conveyance and delivery shall be evidenced by share certificates duly endorsed in blank or by instruments of transfer reasonably satisfactory in form and substance to Buyer and its counsel.

2.2

Escrow of Shares.  Upon the execution of this Agreement, Sellers will place their Shares in escrow pending the Closing with Seller’s attorney, Terry Abernathy.  The terms of escrow shall be such as are reasonable and generally accepted in transactions of a similar nature to the transaction contemplated herein to secure the delivery of the Shares to Buyer at Closing, or the redelivery of the Shares to Sellers in the event this Agreement is terminated, or the transaction contemplated herein otherwise fails to close as provided in this Agreement.

2.3

Purchase Price.

(a)

in consideration of the sale, assignment, transfer, conveyance and delivery of the Shares and in reliance upon the representations and warranties made herein by the Sellers, Buyer, in full payment for the Shares and the non-competition covenant contained herein, shall pay to the Sellers the aggregate amount of Two Million Dollars ($2,000,000) (the "Purchase Price"), payable as follows:

(i)

Buyer shall pay Sellers the sum of Twenty-Five Thousand Dollars ($25,000) by certified check or wire transfer upon the execution of this Agreement.  In the event this Agreement is terminated or the Closing does not occur, this initial payment shall be non-refundable, unless the termination or failure to close is the result of a material breach of this Agreement by one or both Sellers.

(ii)

At Closing, Buyer shall pay to Sellers by wire transfer the balance of the Purchase Price,  subject to any adjustments to be made in accordance with the provisions set forth in Section 2.3(b) and Section 12.1(a) hereof.

(b)

To the extent the Company’s outstanding total balance owed under the Lines of Credit and under the Term Loan (as identified in Section 3.5 hereof) is less than One Million One Hundred Thousand Dollars ($1,100,000) on the Closing Date, the Purchase Price shall be increased by the amount the outstanding balance is less than $1,100,000.

(c)

The amount of the Purchase Price to be allocated to the Shares and the non-competition covenant shall be as disclosed in Schedule 2.3(c) attached hereto.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each of the Sellers hereby represents and warrants to Buyer as follows:

3.1

Organization, Existence and Good Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted.  The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned, leased or operated or the nature of the business transacted by it makes qualification necessary, except where failure to so qualify would not have a Material Adverse Effect with respect to the Company.  The Sellers have heretofore made available to Buyer complete and correct copies of the Company's certificate of incorporation and bylaws.

3.2

Subsidiaries and Affiliated Partnerships.  Schedule 3.2 attached hereto lists all Subsidiaries of the Company (individually, a "Company Subsidiary", and collectively, the "Company Subsidiaries") and their respective jurisdictions of incorporation or organization.

3.3

Organization, Existence and Good Standing of the Company Subsidiaries.  Each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization.  Each Company Subsidiary has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted.

3.4

Capitalization.

(a)

The Company's authorized capital stock consists of (i) 1,000 shares of common stock, par value $1.00 per share (the "Company Common Stock").  As of the date hereof, all shares of Company Common Stock are issued and outstanding, and no shares of Company Preferred Stock are issued and outstanding.  All of the issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable.

(b)

All of the issued and outstanding shares of capital stock of the Company are owned by Sellers, and will, at Closing, be free and clear of all Liens and preemptive or other rights or options of any nature whatsoever.  Except for this Agreement, there are no (i) outstanding subscriptions, options, warrants, calls, demands, commitments, plans or agreements to issue any additional shares of any of the Company's capital stock or to pay any dividends on such shares, or to purchase, redeem or retire any outstanding shares of its capital stock, (ii) outstanding stock appreciation rights, phantom stock rights or other instruments or obligations of the Company which depend, in whole or in part, on the value of any of the capital stock of the Company or the business or financial performance or asset value of the Company or (iii) outstanding securities or obligations which are convertible into or exchangeable for any shares of capital stock of the Company.  Each of the outstanding shares of capital stock or interests of each of the Company Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and the Company's shares or interests in the Company Subsidiaries are owned by the Company or by a Company Subsidiary, in each case free and clear of any Lien, except as set forth in Schedule 3.4(b) attached hereto.

3.5

Company Debt.  As of December 8, 2008, debt owed by the Company is limited to A copy of the Lines of Credit Agreements are attached hereto as Schedule 3.5.

3.6

Power and Authority.  Each of the Sellers has the corporate power to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to this Agreement.  This Agreement has been duly executed and delivered by each of the Sellers and, assuming this Agreement constitutes a valid and binding obligation of Buyer, is enforceable against each Seller in accordance with its terms, except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

3.7

No Violation; Consents and Approvals.

(a)

Neither the execution and delivery of this Agreement by the Sellers nor the consummation by the Sellers of the transactions contemplated hereby will (i) violate any order, injunction, judgment, ruling, law or regulation of any Governmental Entity applicable to the Sellers, the Company or the Company Subsidiaries, or (ii) except with respect to the Credit Agreement, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), under (A) any agreement, contract or other instrument binding upon the Sellers, the Company or the Company Subsidiaries or (B) any license, franchise, permit or other similar authorization held by the Sellers, the Company or the Company Subsidiaries.

(b)

Except as disclosed in Schedule 3.7(b) attached hereto, neither the execution and delivery of this Agreement by the Sellers nor the consummation by the Sellers of the transactions contemplated hereby will require any consent, waiver, approval, authorization or permit of, or registration or filing with or notification to (any of the foregoing being a "Consent"), any Governmental Entity.

3.8

Legal Proceedings. Except as disclosed in Schedule 3.8 attached hereto, there is no litigation, governmental investigation or other proceeding pending or, to the knowledge of the Sellers, threatened against the Company, its properties or business or the transactions contemplated by this Agreement which would have a Material Adverse Effect with respect to the Company or the transactions contemplated hereby.

3.9

No Undisclosed Liabilities.  Except as disclosed in Schedule 3.9 attached hereto, as of the date hereof, neither the Company nor the Company Subsidiaries has any liabilities or obligations, whether accrued, absolute or contingent, other than (a) liabilities and obligations that are fully reflected, accrued or reserved for in the Interim Balance Sheet (as hereinafter defined), (b) obligations incurred in the ordinary course of business and consistent with past practice since the date of the Interim Balance Sheet, and (c) other liabilities and obligations, whether accrued, absolute or contingent, that would not have, individually or in the aggregate, a Material Adverse Effect with respect to the Company.

3.10

Absence of Changes. Since September 30, 2008, there has been no change in the financial condition, results of operation, assets or business of the Company or the Company Subsidiaries (other than changes in the ordinary course of business) which, individually or in the aggregate, would have a Material Adverse Effect with respect to the Company.

3.11

Contracts.  To the knowledge of the Sellers, (i) each of the contracts and agreements to which the Company or the Company Subsidiaries is a party or by which any of its assets or operations may be bound is in full force and effect, except where the failure to be in full force and effect would not have, individually or in the aggregate, a Material Adverse Effect with respect to the Company, and (ii) there are no existing defaults with respect to such contracts and agreements by the Company or the Company Subsidiaries, which defaults, individually or in the aggregate, would have a Material Adverse Effect with respect to the Company.

3.12

Compliance With Law; Governmental Authorizations.  Except as disclosed on Schedule 3.12 attached hereto, to the knowledge of the Sellers, the Company and the Company Subsidiaries have operated their respective businesses in compliance with applicable law and are not in violation of any order, injunction, judgment, ruling, law or regulation of any Governmental Entity applicable to the Company or the Company Subsidiaries, except where such failure to comply or violation would not have a Material Adverse Effect with respect to the Company.

3.13

Insurance.  Schedule 3.13 attached hereto lists all material insurance policies covering the assets, employees and operations of the Company and the Company Subsidiaries as of the date hereof, showing the insurers, limits, type of coverage, annual premiums, deductibles and expiration dates.  All such policies are in full force and effect.

3.14

Tax Matters.  The Company, or a representative of the Company on its behalf, has duly and timely filed (including within any applicable extension period) with the appropriate federal, state, local and foreign taxing authorities all material Tax Returns which are required to be filed by the Company or the Company Subsidiaries.  All material Taxes shown as owing by the Company or the Company Subsidiaries on all such Tax Returns have been fully paid or properly accrued.  Except as set forth in Schedule 3.14 attached hereto, the Company has not received written notice of any action, suit, proceeding, audit, claim, deficiency or assessment pending with respect to any material Taxes of the Company or the Company Subsidiaries.

3.15

Employee Benefit Plans.

(a)

All of the Employee Plans and Compensation Arrangements that provide benefit coverage to employees of the Company are listed and described in Schedule 3.15 attached hereto, and copies of all written Employee Plans and Compensation Arrangements (or related insurance policies) have been made available to Buyer, along with copies of any employee handbooks describing such Employee Plans and Compensation Arrangements.

(b)

Each Employee Plan and Compensation Arrangement has been administered in compliance in all material respects with its own terms and with the provisions of

ERISA, the Code, the Age Discrimination in Employment Act and any other applicable federal or state laws.

(c)

For purposes of this Agreement, the following terms shall have the meanings indicated: (i) "Employee Plan" shall mean any retirement or welfare plan or arrangement or any other employee benefit plan as defined in Section 3(3) of ERISA to which the Company or any ERISA Affiliate thereof contributes or to which the Company or any ERISA Affiliate thereof sponsors, maintains or otherwise is bound; (ii) "Compensation Arrangement" shall mean any written plan or compensation arrangement other than an Employee Plan which provides to employees of the Company or any ERISA Affiliate thereof any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan; (iii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, any successor thereto and any regulations promulgated thereunder; and (iv) "ERISA Affiliate" shall mean any trade or business related to the Company under the terms of Sections 414(b), (c), (m) or (o) of the Code.]

3.16

Licenses and Regulatory Approvals.  To the knowledge of the Sellers, the Company and the Company Subsidiaries hold all licenses, permits and other regulatory approvals which are needed or required by law with respect to their businesses and operations, as they are currently or presently conducted (collectively, the "Licenses"), except where the failure to possess such Licenses does not have a Material Adverse Effect with respect to the Company.  All such Licenses are in full force and effect, and the Company is in compliance with all conditions and requirements of the Licenses and with all rules and regulations relating thereto, except where failure to be in full force and effect or in compliance would not have a Material Adverse Effect with respect to the Company.

3.17

Financial Statements.

(a)

The un-audited consolidated balance sheets of the Company as of December 31, 2005, 2006, and 2007, and the consolidated statements of earnings, stockholders' equity and cash flows of the Company for the years then ended (including, in each case, any related notes thereto) are collectively referred to herein as the "Financial Statements."  The Financial Statements (i) were prepared in accordance with GAAP (applied on a consistent basis except as disclosed in the notes thereto) and (ii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of the Company's operations and cash flows for the periods indicated.

(b)

The Company's balance sheet as of September 30, 2008 (the "Interim Balance Sheet") and the related statements of income for the three months, and for the nine months, ended September 30, 2008 are referred to herein as the "Interim Financial Statements."  The Interim Financial Statements (i) were prepared in accordance with GAAP (applied on a consistent basis except as disclosed in the notes thereto) and (ii) fairly presented in all material respects the consolidated financial condition of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of the Company's operations and cash flows for the period then ended.

3.18

Title to Properties.  The Company and each of the Company Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, pledges, charges, security interests or other encumbrances of any sort ("Liens"), except for Liens (a) pursuant to the Credit Agreement, (b) imposed by law in respect of obligations not yet due that are owed in respect of taxes or which otherwise are owed to carriers, warehousepersons or laborers, (c) as reflected in the Financial Statements and (d) for such Liens or other imperfections of title and encumbrances, if any, which would not have, individually or in the aggregate, a Material Adverse Effect with respect to the Company.

3.19

Real Property.

(a)

Schedule 3.19(a) attached hereto sets forth by address the parcels of property currently owned by the Company (the "Owned Real Property"), and sets forth by address the parcels of property currently leased by the Company (the "Leased Real Property" and collectively with the Owned Real Property, the "Real Property").

(b)

The Company has good and marketable title to the Owned Real Property, free and clear of all Liens, subject only to such encumbrances of record and to such other imperfections of title, encumbrances and encroachments which in the aggregate do not materially impair the value of the Owned Real Property in its current use by the Company or materially impair the Company's operations, and further subject to current taxes and assessments not in default.

(c)

The leases of the Leased Real Property are in full force and effect.  The Company has neither sent nor received written notice of any default under the leases of the Leased Real Property, and the Company has not breached any material covenant, agreement or condition contained in any lease of the Leased Real Property, and there has not occurred any event that the passage of time or the giving of notice or both would constitute such a breach by the Company.

3.20

Intellectual Property.  The Company, directly or indirectly, owns, or is licensed or otherwise possesses rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how and tangible or intangible proprietary information that are material to the business of the Company and the Company Subsidiaries as currently conducted by the Company or the Company Subsidiaries (the “Intellectual Property”), except where the failure to own, license or possess such rights would not have, individually or in the aggregate, a Material Adverse Effect with respect to the Company.  Schedule 3.20 attached hereto sets forth a listing of the Intellectual Property

3.21

Commissions and Fees.  The Sellers have not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fees or commissions in connection with this Agreement or the transactions contemplated hereby.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Sellers as follows:

4.1

Organization, Existence and Good Standing.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted.  Buyer is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned, leased or operated or the nature of the business transacted by it makes qualification necessary.

4.2

Power and Authority.  Buyer has the corporate power to execute, deliver and perform this Agreement and all agreements and other documents executed, delivered and performed, or to be executed, delivered and performed, by it pursuant to this Agreement, and has taken all actions required by its certificate of incorporation, bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and such related documents.  The execution, delivery and performance of this Agreement have been approved by the Board of Directors of Buyer.  This Agreement has been duly executed and delivered by Buyer and, assuming this Agreement constitutes a valid and binding obligation of the Sellers, is enforceable against Buyer in accordance with its terms, except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

4.3

Financing.  As of the Closing Date Buyer will have, cash on hand in an amount sufficient to enable it to pay in cash the full amount of the Purchase Price to the Sellers and to consummate the transactions contemplated hereby..

4.4

Legal Proceedings.  Except as disclosed in Schedule 4.4 attached hereto, there is no litigation, governmental investigation or other proceeding pending or, to the knowledge of Buyer, threatened against Buyer, its properties or business, or the transactions contemplated by this Agreement which would have a Material Adverse Effect with respect to Buyer or the transactions contemplated hereby.

4.5

No Violation; Consents and Approvals .

(a)

Except as set forth in Schedule 4.5 attached hereto, neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby will (i) violate, conflict with or result in any breach of any provisions of the organizational documents of Buyer, (ii) violate any order, injunction, judgment, ruling, law or regulation of any Governmental Entity applicable to Buyer or (iii) conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under (A) any agreement, contract or other instrument binding upon Buyer or (B) any license, franchise, permit or other similar authorization held by Buyer.

(b)

Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby will require any Consent of any Governmental Entity, except for Consents, the failure of which to obtain or make would not have a Material Adverse Effect on Buyer or materially impair Buyer's ability to consummate the transactions contemplated by this Agreement.

4.6

Compliance with Law; Governmental Authorizations. Except as set forth in Schedule 4.6 attached hereto, Buyer has operated its business in compliance with applicable law and is not in violation of any order, injunction, judgment, ruling, law or regulation of any Governmental Entity applicable to Buyer, except where such failure to comply or violation would not have a Material Adverse Effect with respect to Buyer.

4.7

Commissions and Fees.  Buyer has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fees or commissions in connection with this Agreement or the transactions contemplated hereby.

ARTICLE 5

ACCESS TO INFORMATION AND DOCUMENTS

5.1

Access to Information.

(a)

Between the date hereof and the Closing Date, Buyer shall give to the Sellers and their counsel, accountants and other representatives, on a strictly need-to-know basis, full access to all the properties, documents, contracts, personnel files and other records of Buyer and shall furnish the Sellers with copies of such documents and with such information with respect to the affairs of Buyer as the Sellers may from time to time reasonably request.  Buyer will disclose and make available to the Sellers and their representatives all books, contracts, accounts, personnel records, papers, records, communications with regulatory authorities and other documents relating to the business and operations of Buyer.

(b)

Between the date hereof and the Closing Date, the Sellers shall cause the Company and the Company Subsidiaries to give to Buyer and its counsel, accountants and other representatives, on a strictly need-to-know basis, full access to all the properties, documents, contracts, personnel files and other records of the Company and the Company Subsidiaries and shall furnish Buyer with copies of such documents and with such information with respect to the affairs of the Company and the Company Subsidiaries as Buyer may from time to time reasonably request.  The Sellers shall cause the Company and the Company Subsidiaries to disclose and make available to Buyer and its representatives all books, contracts, accounts, personnel records, papers, records, communications with regulatory authorities and other documents relating to the business and operations of the Company and the Company Subsidiaries.  All information disclosed by or on behalf of the Sellers, the Company and the

Company Subsidiaries shall be deemed to be "Confidential Information" under the terms of the Confidentiality and Non-Disclosure Agreement between Sellers and Buyer (the "Confidentiality Agreement") of even date herewith, a copy of which is attached hereto as Schedule 5.1(b), and all authorized representatives of the parties who shall have access to the Confidential Information shall be bound by the terms of the Confidentiality Agreement.

5.2

Return of Records.  If the transactions contemplated hereby are not consummated and this Agreement terminates, each party agrees to promptly return all documents, contracts, records or properties of the other party and all copies thereof furnished pursuant to this Article 5 or otherwise.

ARTICLE 6

COVENANTS OF THE COMPANY

6.1

Preservation of Business.  Between the date hereof and the Closing Date, the Sellers shall cause the Company to use its commercially reasonable efforts to preserve the business organization of the Company intact and to preserve for Buyer the goodwill of the suppliers, customers and others having business relations with the Company.

6.2

Material Transactions.  Between the date hereof and the Closing Date, the Sellers shall cause the Company not to (other than as required pursuant to the terms of this Agreement and the related documents or with respect to transactions for which binding commitments have been entered into prior to the date hereof and any transactions described in Schedule 6.2 attached hereto), without first obtaining the written consent of Buyer (which will not be unreasonably withheld or delayed):

(a)

encumber any asset or enter into any transaction or make any contract or commitment relating to the properties, assets and business of the Company, other than in the ordinary course of business or as otherwise disclosed herein or under the Credit Agreement;

(b)

enter into any employment contract which is not terminable at will or upon notice of 30 days or less and without penalty to the Company except as provided herein;

(c)

issue or sell, or agree to issue or sell, any shares of capital stock or other securities of the Company;

(d)

split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

(e)

become obligated under any new pension plan, welfare plan, multi-employer plan, employee benefit plan, severance plan, benefit arrangement or similar plan or arrangement which is not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially increasing the costs thereof to the Company;

(f)

except pursuant to the Line of Credit Agreement, (i) incur, assume or pre-pay any long-term debt or incur or assume any short-term debt, except that the Company and the Company Subsidiaries may incur, assume or pre-pay debt in the ordinary course of business consistent with past practice under existing lines of credit, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except in the ordinary course of business or (iii) make any loans, advances or capital contributions to, or investments in, any other Person except in the ordinary course of business and except for loans, advances or capital contributions to or investments in the Sellers or any directly or indirectly wholly owned subsidiary of the Sellers; or

(g)

amend its certificate of incorporation or bylaws.

6.3

Accounting Methods.  The Company shall not change, in any material respect, its methods of accounting in effect at its most recent fiscal year end, except as required by changes in GAAP as concurred in by the Company's independent accountants.

6.4

No Solicitations.  Each of the Sellers agrees that, prior to the Closing Date, it shall not, directly or indirectly, solicit or encourage any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or the Company Subsidiaries or acquisition of all or substantially all of the assets or capital stock of the Company and the Company Subsidiaries taken as a whole (an "Acquisition Transaction") or negotiate or otherwise engage in substantive discussions with any Person (other than Buyer or its directors, officers, employees, agents and representatives) with respect to any Acquisition Transaction or enter into any agreement or understanding requiring it to abandon, terminate or fail to consummate the transactions contemplated by this Agreement.

ARTICLE 7

COVENANTS OF BUYER

7.1

Guarantees.  Buyer agrees to secure the full and complete release, as of Closing, of any and all personal guarantees (the "Guarantees") by the Sellers of the Obligations.

7.2

Acquisition of Property.  Buyer agrees to purchase from Sellers at Closing, under a separate Real Property Purchase Agreement in the form attached hereto as Schedule 7.2, certain real property related to the operation of the business of the Company as identified on Schedule 7.2 (the “Acquired Real Property”).  The purchase price for the Acquired Real Property shall be its appraised value as determined by MAI appraisal, current as of not less than ninety (90) days of the Closing Date, and attached as an exhibit to the Acquired Real Property purchase agreement.  Within fifteen (15) days of the execution of this Agreement, Seller David Landreth shall designate three qualified MAI appraisers and Buyer shall designate one of these appraisers to perform the appraisal of the Acquired Real Property.

ARTICLE 8

COVENANTS OF SELLERS

8.1

Landreth Consulting Agreement.  Sellers agree that Buyer shall have the right to enter into a consulting agreement with David Landreth (“Landreth”), in the form attached hereto as Schedule 8.1 (the “Consulting Agreement”),.  Buyer shall have the right to terminate the Consulting Agreement at any time upon ninety-days written notice to Landreth.  The term of the Consulting Agreement may be extended beyond one year only upon the written consent of both Parties.

8.2

Non-Competition.  In consideration for Buyer agreeing to buy the Shares on the terms of this Agreement, each of the Sellers undertakes to Buyer that, except as provided below, he will not, without the prior written consent of Buyer, whether directly or indirectly, at any time within three years following Closing within the United States, whether alone or in conjunction with, or on behalf of, any other Person and whether as principal, member, shareholder (other than solely as an investor with no management function or controlling influence of the company in question), agent, consultant or partner engage in business that competes with the business of the Company as conducted on the Closing Date.

ARTICLE 9

COVENANTS OF THE SELLERS AND BUYER

9.1

Public Disclosures, Announcements.  Buyer and the Sellers shall issue a joint public statement upon the execution of this Agreement consistent with and reflecting the basic terms of this Agreement, and the nature, value, and scope of the transaction contemplated herein.  Thereafter, neither Buyer nor Seller shall issue any press release or otherwise make any public statement with respect to the transactions contemplated by this Agreement except (a) to the extent required to do so by applicable law or regulation or under the requirements of any stock exchange, or (b) without the prior approval the other party, which approval will not be unreasonably withheld.

9.2

Other Actions.  Neither the Sellers nor Buyer shall, without the consent of the other party, knowingly or intentionally take any action, or omit to take any action, if such action or omission would (a) result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions set forth in this Agreement to the consummation of the transaction contemplated hereby not being satisfied, (b) (unless such action or omission is required by applicable law) have a Material Adverse Effect on the ability of the Sellers or Buyer to obtain any consents or approvals required for the consummation of the transactions contemplated herein without imposition of a condition or restriction which would have a Material Adverse Effect on the Company or (c) otherwise materially impair the ability of Buyer or the Sellers to consummate the transactions contemplated hereby in accordance with the terms of this Agreement or materially delay such consummation.

9.3

Filings and Consents.

(a)

Buyer and Sellers shall (i) determine whether any filings are required to be made or consents required to be obtained in any jurisdiction prior to the Closing Date in connection with the consummation of the transactions contemplated hereby and make any such filings promptly and seek to obtain timely any such consents and (ii) use their best efforts to cause to be lifted any injunction prohibiting the transactions contemplated hereby.

(b)

Subject to the terms and conditions herein provided, and unless this Agreement shall have been validly terminated as provided herein, each of Buyer and the Sellers shall use all commercially reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to this Agreement and to consummate the transactions contemplated hereby and (ii) to obtain (and to cooperate with the other party to obtain) any Consent, authorization, order or approval of, or any exemption by, any Governmental Entity and/or any other public or private Person which is required to be obtained or made by such party or any of its Subsidiaries or Affiliates in connection with this Agreement and the transactions contemplated hereby.  Each of Buyer and the Sellers will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them or any of their Subsidiaries or Affiliates in connection with the foregoing.

9.4

Tax Matters.

(a)

Preparation of Audits.  Buyer and Seller acknowledge that it is necessary for the Company’s financial statements for the years ended December 31, 2006, and 2007, to be audited (the “Audited Financial Statements”) to permit Buyer to undertake the securities offering contemplated by which Buyer intends to raise sufficient funds with which to pay the Purchase Price at Closing.  The Audited Financial Statements shall be prepared at the expense of Buyer.  Sellers agree that they shall fully cooperate, and cause the Company to fully cooperate, with Buyer and the auditors in the expeditious preparation of the Audited Financial Statements.

(b)

Filing of Tax Returns.

(i)

The Sellers shall be responsible for the preparation and filing of all Tax Returns of the Company and the Company Subsidiaries for all taxable periods that end on or before the Closing Date ("Pre-Closing Tax Periods") that are filed on a consolidated, combined, or unitary basis by the Sellers (including Tax Returns of the Company and the Company Subsidiaries for periods that end on or before the Closing Date but are due after the Closing Date) and the Sellers shall be responsible for the contents of such Tax Returns and the payment of all Taxes due with respect thereto.

(ii)

The Sellers shall prepare and send to Buyer as promptly as practicable but at least five business days prior to the due date (including any permitted extensions) all other Tax Returns that are required to be filed by the Company and the Company Subsidiaries after the Closing Date with respect to all Pre-Closing Tax Periods, and the Buyer shall file or cause to be filed when due such other Tax Returns.  At least five (5) business days prior to the date on which the Taxes due with respect to such other Tax Returns are required to be paid, the Sellers shall provide the Buyer, without offset, with the funds, or (at the Sellers’ discretion, but only if electronic payment is not required) with checks payable to the appropriate governmental authorities, for the payment of all Taxes unpaid as of the Closing Date shown to be due on such other Tax Returns, and the Buyer shall be responsible for the payment of all Taxes unpaid as of the Closing Date shown to be due on such other Tax Returns.  If any such Tax Return shows an overpayment of Taxes due, Buyer shall pay to the Sellers, without offset, the full refund of the amount no later than five (5) business days after the earlier of the Buyer’s receipt of a refund on account of such overpayment and the application of such overpayment to offset a Tax liability of the Buyer or an Affiliate of the Buyer otherwise due.

(iii)

Buyer shall be responsible for the preparation and filing of all Tax Returns of the Company and the Company Subsidiaries for all taxable periods that end after the Closing Date ("Post-Closing Tax Periods") (including taxable periods beginning before and ending after the Closing Date).  As promptly as practicable but at least five (5) business days before the due date, the Buyer shall furnish the Sellers with copies of all Tax Returns of the Company and the Company Subsidiaries for any Post-Closing Tax Period that includes the Closing Date.  At least five (5) business days prior to the date on which the Taxes shown on such Tax Returns are required to be paid, the Sellers shall provide the Buyer, without offset, with the funds for the payment of all Taxes shown to be due on such Tax Returns that are attributable to the portion of such Tax period ending on the Closing Date and the Buyer shall be responsible for the payment of all Taxes shown to be due on such Tax Returns.  If any such Tax Return shows an overpayment of Taxes due, Buyer shall pay to the Sellers, without offset, the amount of such refund that is attributable to the portion of such Tax period ending on the Closing Date no later than five business days after the earlier of the Buyer’s receipt of a refund on account of such overpayment and the application of such overpayment to offset a Tax liability of the Buyer or an Affiliate of the Buyer otherwise due.  For purposes of this Section 8.5(b)(iv), in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax related to the portion of such taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or gross receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or gross receipts, be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date.  Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date.  All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and the Company Subsidiaries.

(iv)

The Sellers shall have the sole authority to deal with any matters relating to Tax Returns of  the Company and the Company Subsidiaries for periods ending on or prior to the Closing Date.  Buyer shall have the sole authority to deal with any matters relating to Tax Returns of the Company and the Company Subsidiaries for periods ending after the Closing Date.

(c)

Cooperation on Tax Matters.

(i)

The Sellers and Buyer shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 9.4 and any audit, litigation, or other proceeding with respect to Taxes.  Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such Tax Return, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Sellers and Buyer agree (A) to retain all books and records with respect to Tax matters pertinent to the Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Sellers or Buyer, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Sellers or Buyer, as the case may be, shall allow the other party to take possession of such books and records to the extent they would otherwise be destroyed or discarded.

(ii)

The Sellers and Buyer further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including Taxes with respect to the transactions contemplated hereby).

(iii)

Each of Buyer and the Sellers shall promptly deliver to the other any notice from any tax authority received by it relating to Taxes for which the other is or may be liable pursuant to this Agreement.

(d)

Refunds.  Except to the extent taken into account in Shareholders’ Equity, Buyer shall promptly pay or cause to be paid to the Sellers all refunds of Taxes and interest thereon received by Buyer, any Affiliate of Buyer, the Company or any Company Subsidiary attributable to Taxes paid by the Sellers, the Company or any Company Subsidiary with respect to any taxable period ending on or before the Closing Date.  The Sellers shall promptly pay or cause to be paid to Buyer all refunds of Taxes and interest thereon received by the Sellers or any Affiliate of the Sellers attributable to Taxes paid by Buyer with respect to any taxable period ending after the Closing Date.

ARTICLE 10

TERMINATION, AMENDMENT AND WAIVER

10.1

Termination.  This Agreement may be terminated at any time prior to the Closing Date:

(a)

by mutual written consent of Sellers and Buyer;

(b)

by either Sellers or Buyer:

(i)

if transactions contemplated hereby shall not have been consummated on or before the Closing Date, unless the failure to consummate the transactions contemplated hereby is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

(ii)

if any court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable; or

(iii)

in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Article 11 and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach"); provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement.

10.2

Effect of Termination.  In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than liabilities and obligations under the provisions of Sections 5.1, 5.2 and 10.2, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

10.3

Amendment.  This Agreement may be amended only by a writing signed on behalf of each of the parties.

10.4

Extension; Waiver.  At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

10.5

Expenses and Fees.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

ARTICLE 11

CONDITIONS PRECEDENT

11.1

Conditions Precedent to Obligations of Buyer.  The obligations of Buyer to consummate the transactions contemplated by this Agreement to occur at Closing shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived in a signed writing, in whole or in part, by Buyer.

(a)

The representations and warranties of the Sellers set forth herein shall be true and correct in all material respects at and as of the Closing Date, as though made on the Closing Date, except (i) to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and (ii) any inaccuracy in the representations and warranties that, individually or in the aggregate, has not had and is not reasonably likely to have a Material Adverse Effect with respect to the Company.

(b)

Each of the Sellers shall have duly performed in all material respects all of the covenants, acts and undertakings to be performed by it on or prior to the Closing Date.

(c)

All material Consents from Governmental Entities shall have been obtained and consent of the lenders under the Credit Agreement shall have been obtained.

(d)

No suit, action or other proceeding by any third party shall be pending before any Governmental Entity seeking to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement or the consummation of the transactions contemplated hereby which is likely to materially adversely affect the value of the assets or business of the Company.

(e)

There shall not be in effect on the date on which the Closing is to occur any judgment, decree, order or other prohibition of a court of competent jurisdiction having the force of law that would prevent the Closing; provided that Buyer shall have used commercially reasonable efforts to prevent the entry of any such judgment, decree, order or other prohibition and to appeal as expeditiously as possible any such judgment, decree, order or other prohibition that may be entered.

(f)

The Sellers shall have made or stand willing to make all the deliveries to Buyer described in Section 12.2(a).

11.2

Conditions Precedent to Obligations of the Sellers.  The obligations of the Sellers to consummate the transactions contemplated by this Agreement to occur at Closing shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived in a signed writing, in whole or in part, by the Sellers.

(a)

The representations and warranties of Buyer set forth herein shall be true and correct in all material respects at and as of the Closing Date, as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date

(in which case such representations shall be true and correct in all material respects as of such earlier date).

(b)

Buyer shall have duly performed in all material respects all of the covenants, acts and undertakings to be performed by it on or prior to the Closing Date.

(c)

A duly authorized officer of Buyer shall deliver a certificate to the Sellers dated as of the Closing Date certifying, without personal liability, to the compliance with the conditions set forth in Sections 11.2(a) and (b) above.

(d)

All material Consents from Governmental Entities shall have been obtained and consent of the lenders under the Credit Agreement shall have been obtained.

(e)

No suit, action or other proceeding by any third party shall be pending before any Governmental Entity seeking to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement or the consummation of the transactions contemplated hereby or which is likely to materially adversely affect the value of the assets or business of the Company.

(f)

There shall not be in effect on the date on which the Closing is to occur any judgment, decree, order or other prohibition of a court of competent jurisdiction having the force of law that would prevent the Closing; provided that the Sellers shall have used commercially reasonable efforts to prevent the entry of any such judgment, decree, order or other prohibition and to appeal as expeditiously as possible any such judgment, decree, order or other prohibition that may be entered.

(g)

Buyer shall have delivered to the Sellers such documents as the Sellers or their counsel may reasonably require to evidence Sellers’ full and complete release as of Closing of any and all Guarantees with respect to the Obligations.

(h)

Buyer shall have made or stand willing to make all the deliveries to the Sellers described in Section 12.2(b).

ARTICLE 12

CLOSING

12.1

Time and Place of Closing.

(a)

Subject to the satisfaction or, to the extent permitted by law, waiver, of the closing conditions set forth in Article 11, the Closing shall be held on or before May 31, 2009 (the “Closing Date”), either (1) at the offices of Seller or (2) concurrently at the offices of Buyer and Seller by teleconference and facsimile exchange of executed documents, as the parties may determine, .  Aero shall have the option to extend the Closing Date for up to three additional months upon providing Sellers (1) written notification not less than five  business days prior to the current Closing Date, together with (2) the cash payment of Ten Thousand Dollars ($10,000)

for each additional month the Closing Date is extended.  Any amount(s) paid by Buyer to Sellers in exercising such Closing Date extension option(s) shall be credited against the Purchase Price at Closing, and such payment shall be non-refundable, unless the termination or failure to close is the result of a material breach of this Agreement by one or both Sellers.

(b)

 If on the date on which the Closing would otherwise be required to take place pursuant to Section 12.1(a) above there shall be in effect (i) any judgment, decree, order or other prohibition of a court of competent jurisdiction having the force of law that would prevent or make unlawful the Closing, or (ii) any other circumstance beyond the reasonable control of the Sellers or Buyer shall exist that would prevent the Closing or the satisfaction of any of the conditions precedent to any party set forth in Article 11, then either the Sellers or Buyer may, at its option (subject to Section 10.1(b)(i)), postpone the date on which the Closing is required to take place until such date, to be set by the party that elects to postpone the date for Closing pursuant to this Section 12.1(b) on at least ten business days' written notice to the other party, as soon as practicable after such judgment, decree, order or other prohibition ceases to be in effect, or such other circumstance ceases to exist.

12.2

Transactions at Closing.  At the Closing, each of the following transactions shall occur:

(a)

At the Closing, the Sellers shall deliver to Buyer the following:

(i)

all certificates representing the Shares duly endorsed for transfer or accompanied by instruments of transfer reasonably satisfactory in form and substance to Buyer and its counsel;

(ii)

certificates of compliance or a certificate of good standing of the Company and the Company Subsidiaries, as of the most recent practicable date, from the appropriate Governmental Entity of the jurisdiction of its incorporation and any other jurisdiction which is set forth in Schedule 3.2 attached hereto;

(iii)

all minute books, corporate seals and corporate records of the Company and the Company Subsidiaries;

(iv)

copies of the Certificate of Incorporation or other applicable governing instruments, and all amendments thereof, of the Company, certified by the Secretary of State of the state in which such entity is incorporated; and

(v)

copies of the bylaws or other applicable governing instruments of the Company certified by the Secretary of the Company as being correct, complete and in full force and effect on the Closing Date.

(b)

At the Closing, Buyer shall deliver to the Sellers the following:

(i)

cash, in immediately available funds, by wire transfer, in the amount of the Purchase Price, as adjusted pursuant to Section 2.3;

(ii)

certificates of compliance or a certificate of good standing of the Buyer, as of the most recent practicable date, from the appropriate Governmental Entity of the jurisdiction of its incorporation;

(iii)

certified copies of the resolutions of the Board of Directors of Buyer approving the transactions set forth in this Agreement;

(iv)

certificates of incumbency for the officers of Buyer;

(v)

the certificate of a duly authorized officer of Buyer described in Section 11.2(c); and

(vi)

duly executed releases sufficient to satisfy the requirements of Section 11.2(g).

ARTICLE 13

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

13.1

Survival.  All representations, warranties, covenants and agreements contained in this Agreement or in documents or instruments delivered pursuant hereto shall be deemed continuing representations, warranties, covenants and agreements, and shall survive the Closing Date for a period ending on the third anniversary of the Closing Date; provided, however, (a) the representations and warranties regarding title to the Shares contained in this Agreement or in any documents or instruments delivered pursuant hereto shall survive indefinitely, (b) the representations and warranties set forth in Section 3.13 shall survive until the expiration of the applicable statute of limitations applicable to any claim or right of action related thereto, and (c) the covenants and agreements contained in this Agreement, including those set forth in Sections 6.5 and 7.1, will survive until fully performed in accordance with their terms.

13.2

Indemnification by the Sellers.  From and after the Closing, the Sellers shall indemnify, defend and hold Buyer and its permitted successors and assigns (a "Buyer Indemnified Party" or, collectively, "Buyer Indemnified Parties") harmless from and against all losses, damages, liabilities or expenses (including reasonable attorneys' fees and expenses) ("Loss", or "Losses") suffered by a Buyer Indemnified Party that result, directly or indirectly, from (a) any breach of a representation and warranty contained in Article 3 and (b) any breach or default in the performance of any of the covenants and agreements made by the Sellers in this Agreement or in any schedule, certificate, instrument or agreement delivered pursuant hereto.

13.3

Indemnification by Buyer.  From and after Closing, Buyer and the Company, jointly and severally, shall indemnify, defend and hold the Sellers and their permitted successors and assigns (a "Seller Indemnified Party" or, collectively, "Seller Indemnified Parties") harmless from and against all Losses that result, directly or indirectly, from (a) any breach of a representation and warranty contained in Article 4, (b) any breach or default in the performance of any of the covenants and agreements made by Buyer in this Agreement or in any schedule, certificate, instrument or agreement delivered pursuant hereto and (c) the business or operations of the Company and the Company Subsidiaries after the Closing Date.

13.4

Notice and Defense.  If a Buyer Indemnified Party or Seller Indemnified Party seeking indemnification ("Indemnified Party") desires to make a claim against a party for indemnification ("Indemnifying Party") under this Article 13 (or, in the case of a Buyer Indemnified Party, to have Losses in respect of a matter included for purposes of determining whether the Threshold Amount has been met or exceeded), the Indemnified Party will, within thirty (30) days after the Indemnified Party becomes aware of a claim by notice or knowledge, notify the Indemnifying Party in writing of any claim or demand as to which the Indemnified Party is entitled to claim indemnification (or, in the case of a Buyer Indemnified Party, of any claim or demand which the Buyer Indemnified Party intends to credit against the Threshold Amount), the section under this Agreement with respect to which such claim is being made and, to the extent known, the amount and circumstances surrounding such claim.  In the event the claim is a third party claim against an Indemnified Party or involves a claim by or liability involving a Governmental Entity, the Indemnifying Party shall have the right to employ counsel of its choice to defend any such claim or demand; provided, however, that (i) the Indemnified Party is kept informed of all developments and is furnished copies of all relevant papers; (ii) the Indemnifying Party diligently prosecutes the defense; and (iii) the Indemnified Party shall have the right to participate, at its own expense and through counsel selected by it, in the defense of any such claim.  If the conditions of the foregoing provisos are not met, if the positions of the Indemnified Party and the Indemnifying Party under the claim or demand are in conflict, or if the Indemnifying Party chooses not to control the defense, the Indemnified Party shall assume and control the defense of such third party claim or suit at the expense of the Indemnifying Party.  The Indemnifying Party, or, if the conditions to the foregoing provisos are not met, the Indemnified Party, shall have the right to pay, compromise or settle any such third party claim with the consent of the Indemnifying Party, which consent will not be unreasonably withheld.

13.5

Exclusive Remedy.  Without limiting the provisions of Section 10.2, which shall only have effect in the event that this Agreement is terminated and the Closing does not occur, the terms of the indemnification provided pursuant to this Article 13 constitute the exclusive remedy that a Buyer Indemnified Party or a Seller Indemnified Party, as the case may be, shall have following the Closing against a Seller Indemnified Party or a Buyer Indemnified Party, as the case may be, as to matters that result, directly or indirectly, from any breach of representations or warranties or the nonfulfillment or default in the performance of any of the covenants or agreements made by the parties in this Agreement or in any schedule, certificate, instrument or agreement delivered pursuant thereto.

13.6

Limitation on Losses.  Notwithstanding anything herein to the contrary, the terms "Loss" and "Losses" shall not include any indirect, consequential or punitive damages incurred by any Indemnified Party and shall be calculated after considering all Tax offsets, insurance proceeds and other benefits received or receivable by the Indemnified Party.  For purposes of this Section 13.7, "Tax offsets" shall mean the amount of any Tax benefit realized or to be realized (including by refund or by reduction of or offset against Taxes otherwise payable had the claim giving rise to a Loss not been sustained) by the Indemnified Party by reason of the payment or incurrence by the Indemnified Party of the claim for which indemnification pursuant to this Article 13 is sought or the occurrence of the event giving rise to such claim.  To the extent that a Tax benefit is realized after payment has been made by the Indemnifying Party to the Indemnified Party with respect to a claim, the Indemnified Party shall promptly pay an amount equal to such proceeds or benefit to the Indemnifying Party.

ARTICLE 14

MISCELLANEOUS

14.1

Scope of Representations and Warranties.  Neither party shall be deemed to have made to the other party any representation or warranty other than as expressly made by such party in Article 3 or Article 4 hereof.  Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the Sellers in Article 3 hereof, the Sellers make no representation or warranty to Buyer with respect to (a) any projections, estimates or budgets heretofore delivered or made available to Buyer of future revenues, expenses or expenditures, future results of operations and other similar projections or estimates or (b) any other information or documents made available to Buyer or its counsel, accountants or advisors with respect to the Company or the Company Subsidiaries, except as expressly covered by a representation and warranty contained in Article 3 hereof.

14.2

Notices. All notices, requests, demands or other communications required by or otherwise given with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), or three business days after being sent by registered or certified mail with postage prepaid, return receipt requested, in each case to the applicable addresses set forth below or to such other address as such party shall have designated by notice so given to each other party:

If to the Sellers:

David Landreth

Adamsville, TN  38310

Facsimile:

Email:

Ralph Amos

with a copy to:

Terry Abernathy, Esq.

P.O. Box 441

Selmer, TN  38375

Facsimile:  (731) 645-6162

If to Buyer:

Aero Performance Products, Inc

1453 S. 790 W., Suite B

Bluffdale, Utah  84065

Attention:  Bryan Hunsaker, CEO

Facsimile:  (801) 495-0934

with a copy to:

David E. Hardy, Esq.

5532 Lillehammer Lane, Suite 300

Park City, Utah 84098

Facsimile:  (435) 645-0871

If to the Company

Jones Exhaust Systems, Inc.

P.O. Box 729

Adamsville, TN  38310

Facsimile: (731) 632-3058

with a copy to:

Terry Abernathy, Esq.

P.O. Box 441

Selmer, TN  38375

Facsimile:  (731) 645-6162

14.3

Further Assurances.  Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

14.4

Governing Law.  This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Tennessee, applied without giving effect to any conflicts-of-law principles of such state.

14.5

Captions.  The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

14.6

Integration of Schedules.  Each Schedule attached to this Agreement is an integral part of this Agreement as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

14.7

Entire Agreement.  This instrument, including the Schedules, all Exhibits attached hereto, together with the Confidentiality Agreement, contains the entire agreement of the parties and supersedes any and all prior to contemporaneous agreements between the parties, written or oral, with respect to the transactions contemplated hereby.

14.8

Amendment.  No provision of this Agreement may be waived, changed, modified, extended, discharged or terminated, except in a writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

14.9

Counterparts.  This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be any original, and such counterparts shall, together, constitute and be one and the same instrument.

14.10

Binding Effect; No Third Party Beneficiaries.  This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement is not intended to be for the benefit of and shall not be enforceable by any Person who or which is not a party hereto.

14.11

Assignment.  No party may assign any right or obligation hereunder without the prior written consent of the other parties.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

AERO PERFORMANCE PRODUCTS, INC.

By: /s/ Bryan Hunsaker

       Bryan Hunsaker, President & CEO

/s/ David Landreth

DAVID LANDRETH

/s/ Ralph Amos

RALPH AMOS